Exhibit 4.3

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141
DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Certified Copy

7/17/2025 4:48:44 PM

Work Order Number:	W2025071702321
Reference Number:	20255045485
Through Date:	7/17/2025 4:48:44 PM
Corporate Name:	Pelthos Therapeutics Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20255045458	Amended Certification of Stock Designation After Issuance of Class/Series	3

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Sean Robles

Certificate Number: B202507175913770

You may verify this certificate online at https://www.nvsilverflume.gov/home

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☒ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT -USE DARK INK ONLY - DO NOT HIGHLIGHT

Filed in the Office of	Business Number E42848462024-4
[signature]	Filing Number 20255045458
Secretary of State State Of Nevada	Filed On 7/17/2025 1:44:00 PM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

1. Entity information:	Name of entity: Pelthos Therapeutics Inc. Entity or Nevada Business Identification Number (NVID): NV20243232146
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attached Certificate of Amendment to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock attached hereto.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Signed by: Francis Knuettel II EB73951A6E9E433... Signature of Officer Date: 07/16/2025

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

Business Number E42848462024 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255045458 Filed On 7/17/2025 1:44:00 PM Number of Pages 3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
PELTHOS THERAPEUTICS INC.

The undersigned, Francis Knuettel II, Chief Financial Officer of Pelthos Therapeutics Inc. (the "Corporation"), pursuant to the provisions of the Nevada Revised Statutes of the State of Nevada, does hereby certify and set forth as follows:

1.	The date on which the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of the Corporation (the "Certificate of Designations"), was originally filed with the Secretary of State of the State of Nevada was July 1, 2025, and the Certificate of Designations has not been amended or modified and is in full force and effect as of the date hereof.

2.	Section 28(bb) of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

"(bb)       "Subscription Date" means April 16, 2025.

3.	All other provisions of the Certificate of Designations shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designations to be signed by the undersigned, a duly authorized officer of the Corporation, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true and under penalty of perjury this 16th day of July, 2025.

PELTHOS THERAPEUTICS INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II Title: Chief Financial Officer